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                                                                    Exhibit 99.1

[LOGO]CytRx
      Corporation



For Additional Information:

CytRx Corporation
Steven A. Kriegsman                                              Carolyn French
Chief Executive Officer                              Director of Communications
310/826-5648                                                       310/826-5648
STEVENK@CYTRX.COM                                             CFRENCH@CYTRX.COM


         CYTRX RAISES $8.7 MILLION IN PRIVATE PLACEMENT OF COMMON STOCK

LOS ANGELES, CA - SEPTEMBER 17, 2003 - CytRx Corporation (NASDAQ:CYTR) announced today the completion of a private placement of 4,141,000 shares of its common stock to selected institutional investors, including current shareholders, with gross proceeds of approximately $8.7 million.

In connection with the sale of the common stock, the company also issued warrants to purchase an additional 1,035,000 shares of common stock at an exercise price of $3.05 per share. CytRx has agreed to register all of the privately placed shares of common stock, together with the shares issuable upon exercise of the warrants, for resale.

The company said that approximately $7 million of the offering proceeds will be used to fund Araios, Inc., a CytRx subsidiary that will develop orally active small molecule based drugs to prevent, treat and cure obesity and type II diabetes.

Cappello Capital Corp. served as lead placement agent in the financing.

"The completion of this financing allows CytRx to expand its RNAi program in obesity and type II diabetes through the formation of a new, fully staffed operating subsidiary engaged in the development of an orally active drug to treat these debilitating diseases," said Steven A. Kriegsman, the company's chief executive officer. "We are extremely pleased with our new group of institutional investors and the executive and scientific team that we have been able to attract. With this financing, we believe we are now the world leader in developing RNAi for obesity and type II diabetes."

                                     (more)

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ABOUT CYTRX CORPORATION
CytRx Corporation is a biopharmaceutical company engaged in the development and commercialization of large-market opportunity products in a variety of therapeutic categories. The company recently formed a broad-based strategic alliance with the University of Massachusetts Medical School to develop novel compounds for obesity, type II diabetes and ALS, including using a promising new technology known as RNA interference (RNAi). CytRx recently licensed from UMMS the exclusive worldwide rights to a DNA-based HIV vaccine technology. CytRx is seeking strategic partners to complete the development of FLOCOR, a product for the treatment of sickle cell disease and which may have applications in cancer and disorders such as stroke and heart attack. The company has licensed its TranzFect delivery technology for DNA-based vaccines for certain diseases. A CytRx subsidiary also holds interests in two development stage genomics-based healthcare companies. For more information, visit CytRx's website at www.cytrx.com.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking  statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the potential need for additional capital for CytRx to make future milestone payments and to fund research for its various products, the need to satisfy closing conditions for the formation of CytRx's new obesity and type II diabetes subsidiary, the time and expense to develop CytRx's DNA-based HIV vaccine and commercial applications for its RNAi technology, and the uncertainty of potential results from the future clinical trials for these products. Additional uncertainties and risks are described in CytRx's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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